                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT

                                       OF

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                                     OF THE

                            SERIES B PREFERRED STOCK

                                       OF

                          COBBLESTONE GOLF GROUP, INC.



          Cobblestone Golf Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of the Corporation, by written
          -----
consent without a meeting, as of April 29, 1996, duly adopted a resolution amending and restating the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series B Preferred Stock of the Corporation (the "Certificate of Designations of Series B Preferred Stock"), declaring said proposed amendment and restatement of the Certificate of Designations of Series B Preferred Stock to be advisable and directing its officers to submit said proposed amendment and restatement of the Certificate of Designations of Series B Preferred Stock to the holders of Common Stock and Series A Preferred Stock of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement of the Certificate of Designations of Series B Preferred Stock amends and restates in its entirety the Certificate of Designations of Series B Preferred Stock filed with the Secretary of State of Delaware on October 15, 1992 to read as follows:

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, the Board of Directors of the Corporation, on October 13, 1992, fixed by resolution the designation of a series of Preferred Stock, par value $.01 per share, designated as Series B Preferred Stock, and the certificate of designations that sets forth the resolution and designation was filed on October 15, 1992 with the Secretary of State of Delaware and became effective in accordance with Section 103 of the General Corporation Law of the State of Delaware; and

          WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to amend certain terms of the Series B Preferred Stock and restate such amended terms in this certificate of amendment of the Certificate of Designations of Series B Preferred Stock ("Certificate of Amendment");

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby amends and restates the number, designations, preferences, rights, voting rights and limitations of the Series B Preferred Stock on the terms and with the provisions herein set forth:

          1.   Designation.  A series of the Preferred Stock of the Corporation
               -----------
is hereby designated as "Series B Preferred Stock" (hereinafter called the "Series B Preferred Stock") consisting initially of 50,000 shares. Shares of the Series B Preferred Stock shall rank prior to the Corporation's Common Stock, par value $.01 per share, upon liquidation, dissolution, winding up or otherwise. Unless specifically designated as junior to ("Junior Stock") the Series B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity ("Parity Stock") with the Series B Preferred Stock with respect thereto.

          2.   Dividends.  Except as otherwise set forth in this paragraph 2,
               ---------
the holders of the shares of Series B Preferred Stock shall not be entitled to receive dividends or other distributions other than such dividends or other distributions as are declared by the Board of Directors of the Corporation.
Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

          3.   Liquidation Preference.
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $100.00 per share of Series B Preferred Stock on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

          If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series B Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise by respectively entitled.

          (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          4.   Voting Rights.  Except as otherwise required by law, the holders
               -------------
of the Series B Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series B Preferred Stock.

          SECOND:   That, thereafter, by unanimous written consent of the
          ------
holders of all outstanding shares of Common Stock and Preferred Stock of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, this Certificate of Amendment was duly adopted.

          THIRD:    That said Certificate of Amendment was duly adopted in
          -----
accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of this 29th day of April, 1996.


                                 COBBLESTONE GOLF GROUP, INC.,
                                 a Delaware corporation


                                 By:  /s/ James A. Husband
                                     --------------------------------------
                                      James A. Husband,
                                      President and Chief Executive Officer
                                      of Cobblestone Golf Group, Inc.

                           CERTIFICATE OF AMENDMENT

                                       OF

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                                     OF THE

                            SERIES A PREFERRED STOCK

                                       OF

                          COBBLESTONE GOLF GROUP, INC.



          Cobblestone Golf Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of the Corporation, by written
          -----
consent without a meeting, as of April 29, 1996, duly adopted a resolution amending and restating the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Preferred Stock of the Corporation (the "Certificate of Designations of Series A Preferred Stock"), declaring said proposed amendment and restatement of the Certificate of Designations of Series A Preferred Stock to be advisable and directing its officers to submit said proposed amendment and restatement of the Certificate of Designations of Series A Preferred Stock to the holders of Common Stock and Series A Preferred Stock of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement of the Certificate of Designations of Series A Preferred Stock amends and restates in its entirety the Certificate of Designations of Series A Preferred Stock filed with the Secretary of State of Delaware on October 15, 1992 to read as follows:

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, the Board of Directors of the Corporation, on October 13, 1992, fixed by resolution the designation of a series of Preferred Stock, par value $.01 per share, designated as Series A Preferred Stock, and the certificate of designations that sets forth the resolution and designation was filed on October 15, 1992 with the Secretary of State of Delaware and became effective in accordance with Section 103 of the General Corporation Law of the State of Delaware; and

          WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to amend certain terms of the Series A Preferred Stock and restate such amended terms in this certificate of amendment of the Certificate of Designations of Series A Preferred Stock ("Certificate of Amendment");

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby amends and restates the number, designations, preferences, rights, voting rights and limitations of the Series A Preferred Stock on the terms and with the provisions herein set forth:

          1.   Designation.  A series of the Preferred Stock of the Corporation
               -----------
is hereby designated as "Series A Preferred Stock" (hereinafter called the "Series A Preferred Stock") consisting initially of 400,000 shares. Shares of the Series A Preferred Stock shall rank prior to the Corporation's Common Stock, par value $.01 per share, upon liquidation, dissolution, winding up or otherwise. Unless specifically designated as junior to ("Junior Stock") the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity ("Parity Stock") with the Series A Preferred Stock with respect thereto.

          2.   Dividends.  Except as otherwise set forth in this paragraph 2,
               ---------
the holders of the shares of Series A Preferred Stock shall not be entitled to receive dividends or other distributions other than such dividends or other distributions as are declared by the Board of Directors of the Corporation.
Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

          3.   Liquidation Preference.
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $100.00 per share of Series A Preferred Stock on the date fixed for distribution, and nor more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

          If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise by respectively entitled.

          (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          4.   Voting Rights.  Except as otherwise required by law, the holders
               -------------
of the Series A Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series A Preferred Stock.

          SECOND:   That, thereafter, by unanimous written consent of the
          ------
holders of all outstanding shares of Common Stock and Preferred Stock of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, this Certificate of Amendment was duly adopted.

          THIRD:    That said Certificate of Amendment was duly adopted in
          -----
accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of this 29th day of April, 1996.

                                 COBBLESTONE GOLF GROUP, INC.,
                                 a Delaware corporation


                                 By:  /s/ James A. Husband
                                    -----------------------------
                                      James A. Husband,
                                      President and Chief Executive Officer
                                      of Cobblestone Golf Group, Inc.

                   CERTIFICATE OF DESIGNATION, PREFERENCES,
                             AND RELATIVE RIGHTS,
                        QUALIFICATIONS, LIMITATIONS AND
                                 RESTRICTIONS

                                    OF THE

                           SERIES B PREFERRED STOCK

                                      OF

                         COBBLESTONE GOLF GROUP, INC.
                               ----------------

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware
                               ----------------

        COBBLESTONE GOLF GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), certifies as follows:

        FIRST: The Certification of Incorporation of the Corporation, as amended, authorizes the issuance of 450,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so established.

        SECOND: By unanimous written consent of the Board of Directors of the Corporation, dated October 13, 1992, the following resolutions were adopted authorizing the creation and issuance of a series of said Preferred Stock to be known Series B Preferred Stock.

        RESOLVED: The Board of Directors of the Corporation hereby authorizes and fixes the number, designations, preferences, rights, voting rights and limitations of the series of Preferred Stock on the terms and with the provisions herein set forth:

        1. Designation. A series of the Preferred Stock of the Corporation is
           -----------
hereby designated as "Series B Preferred Stock" (hereinafter called the "Series B Preferred Stock") consisting initially of 50,000 shares. Shares of the Series B Preferred Stock shall rank prior to the Corporation's Common Stock , par value $.01 per share, upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to ("Junior Stock") the Series B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity ("Parity Stock") with the Series B Preferred Stock with respect thereto.


        2. Dividends. Except as otherwise set forth in this paragraph 2 the
           ---------
holders of the shares of Series B Preferred Stock shall not be entitled to receive dividends or other distributions other than such dividends or other distributions as are declared by the Board of Directors of the Company. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

        3. Redemption.
           ----------

        (a) Optional Redemption. The Series B Preferred Stock may be redeemed,
            -------------------
in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in subparagraph 3(c) below, at the redemption price of $100.00 per share of Series B Preferred Stock (the "Redemption Price"); provided, however, that, if at any time on or
                                --------  -------
prior to the date of such redemption (the "Redemption Date"), any Reduced Basis Golf Course (as defined below) or Subsidiary (as defined below) is sold or otherwise disposed of (in any such case, a "Disposition") such that the Corporation or the Subsidiary (or the consolidated group of which they are members), as applicable, has recognized gain for federal income tax purposes, the Redemption Price per share of $100 shall be increased immediately prior to redemption by an amount determined in accordance with the following formula:

                A X W
                -----
        I =     1 - W
            -------------
                  S
where:

        I = The dollar amount by which the Redemption Price per share shall be increased;

  A = The aggregate amount of federal and state income taxes on the Dispositions, if any, of Reduced Basis Golf Courses or Subsidiaries by the Corporation or Subsidiary, as applicable, through the Redemption Date attributable to the reduced basis of such Courses or Subsidiaries, which amount is the sum of the amounts determined in accordance with the
                     ---
       following formula for each of the Dispositions:

            T = (C - B)

        where:

            T = The amount of federal and state income taxes on the
                Disposition of the Reduced Basis Golf Course or Subsidiary attributable to the reduced basis of such Course or Subsidiary;

            C = The amount of federal and state income taxes recognized by the
                Corporation or the Subsidiary (or the consolidated group of which they are members), as applicable, on (i) the Disposition of the Reduced Basis Golf Course or Subsidiary by the Corporation or (ii) Disposition of the Reduced Basis Golf Course by the Subsidiary; and

            B = (1)  In the event of a disposition of the Reduced Basis Golf
                Course by the Subsidiary or in the event of a Disposition of the Reduced Basis Golf Course by the Corporation (if the Corporation initially acquired the stock of the Subsidiary and the Subsidiary subsequently transferred the Reduced Basis Golf Course to the Corporation), the amount of federal and state income taxes that would have been recognized on the Disposition of the Reduced Basis Golf Course by the Corporation or the Subsidiary (or consolidated group of which they are members), as applicable, if the Subsidiary had acquired the Reduced Basis Golf Course in a fully taxable transaction (i.e., resulting in
                                                            ---
                the Subsidiary having an initial tax basis in the Reduced Basis Golf Course equal to its then fair market value) on the Acquisition Date (as defined below); or

                (2) In the event of a Disposition of the Subsidiary or Reduced Basis Golf Course (other than described in (1) above) by the Corporation, the amount of federal and state income taxes that would have been recognized on the Disposition of the Subsidiary or

                                Reduced Basis Golf Course by the Corporation (or consolidated group of which the Corporation is a member) if the Corporation had acquired the Reduced Basis Golf Course or the Subsidiary, as applicable, in a fully taxable transaction (i.e., resulting in the Corporation having an
                                 ----
                                initial tax basis in the Reduced Basis Golf
                                Course or Subsidiary, as applicable, equal to its then fair market value) on the Acquisition Date;

            W = The aggregate total percentage common equity ownership in the Corporation on the Redemption Date of all holders of the Series B Preferred Stock: and

            S = The number of outstanding shares of the Series B
                Preferred Stock on the Redemption Date.

For purposes hereof, a "Reduced Basis Golf Course" shall mean any golf course or other golf facility, public or private (including, without limitation, any driving range or any "pitch and putt" or "par three" golf course) or any leasehold interest with respect to the same, that was acquired by the Corporation or the Subsidiary, as applicable, with a tax basis to the Corporation or the Subsidiary, as applicable, on the Acquisition Date less than the total value of the consideration paid (including cash and the fair market value of any property or stock) by (i) the Corporation or the Subsidiary, as applicable, for such golf course or other golf facility or (ii) the Corporation for the Subsidiary. "Subsidiary" shall mean any corporation, the stock of which is acquired by the Corporation. "Acquisition Date" shall mean the date of the Corporation's or Subsidiary's acquisition of a Reduced Basis Golf Course, provided, however, if the Corporation acquires the stock of a Subsidiary which owns the Reduced Basis Golf Course at the time of such acquisition, such term shall refer to the date of the Corporation's acquisition of the Subsidiary.

                If a Reduced Basis Golf Course or a Subsidiary is disposed of in a transaction which results in a tax loss (or which would have resulted in a tax loss under the assumptions set forth in "B" above), the above provisions shall be applied to ensure that "A" above reflects the difference in such taxes caused by the reduced basis in such Reduced Basis Golf Course or Subsidiary (i.e., so
                                                                      ----
"A" above is increased for the loss of any tax losses due to the reduced basis in the Course or Subsidiary acquired).

                In the event that at any time less than all of the Series B Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected by lot or pro rata, except that if the redemption is pro rata, the Corporation may redeem all shares of Series B Preferred Stock held by all holders of 100 or fewer shares as may be specified by the Corporation.

                (b)  Mandatory Redemption.  Upon the sale of the Corporation,
                     ---------------------
whether such sale is effected by the consolidation or merger of the Corporation with or into another corporation or corporations, the sale of all or substantially all of the Corporation's assets, or the sale or exchange of stock representing at least eighty percent (80%) of the voting power of the stock of the Corporation, in terms of number of votes for the election of directors, the Corporation, if permitted by law and under the Corporation's agreements, shall redeem all remaining outstanding shares of the Series B Preferred Stock at a redemption price per share equal to the Redemption Price.

                (c)  Notice of Redemption.  Notice of any redemption pursuant
                     ---------------------
to this paragraph 3 shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder of record of the Series B Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state:
(i) the date fixed for such redemption, (ii) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment and (iii) the Redemption Price. If less than all the shares of the Series B Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

                If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series B Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in Los Angeles, California and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Series B Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall, notwithstanding that any certificate for shares of Series B Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Series B Preferred Stock shall forthwith upon such deposit in trust cease to terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Series B Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

        (d)     Status of Shares.   Shares of Series B Preferred Stock redeemed,
                ----------------
purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Series B Preferred Stock.

        4.      Priority on Redemption.   The Corporation shall not, directly or
                ----------------------
indirectly, redeem or purchase or otherwise acquire for value any Junior Stock (except for Common Stock pursuant to the provisions of that certain Stock Purchase and Stockholders Agreement dated as of September 30, 1992 among the Corporation and the stockholders named therein) or Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Series B Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Series B Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the date of such subsequent redemption).

        5.      Liquidation Preference.
                ----------------------

        (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

        If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series B Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

        (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

        (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

        6.  Voting Rights.  Except as otherwise required by law, the holders of
            -------------
the Series B Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series B Preferred Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Frederick J. Warren, its Chairman of the Board, and attested by William M. Matthes, its Assistant Secretary, this 14th day of October, 1992.

Attest:


/s/ William M. Matthes                    /s/ Frederick J. Warren
- -------------------------                -------------------------
Assistant Secretary                      Chairman of the Board

                   CERTIFICATE OF DESIGNATION, PREFERENCES,
                             AND RELATIVE RIGHTS,
                        QUALIFICATIONS, LIMITATIONS AND
                                 RESTRICTIONS

                                    OF THE

                           SERIES A PREFERRED STOCK

                                      OF

                         COBBLESTONE GOLF GROUP, INC.

                                ---------------

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware

                                ---------------


        COBBLESTONE GOLF GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), certifies as follows:

        FIRST: The Certification of Incorporation of the Corporation, as amended, authorizes the issuance of 450,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so established.

        SECOND: By unanimous written consent of the Board of Directors of the Corporation, dated October 31, 1992, the following resolutions were adopted authorizing the creation and issuance of a series of said Preferred Stock to be known Series A Preferred Stock.

        RESOLVED: The Board of Directors of the Corporation hereby authorizes and fixes the number, designations, preferences, rights, voting rights and limitations of the series of Preferred Stock on the terms and with the provisions herein set forth:

          1. Designation.  A series of the Preferred Stock of the Corporation is
             -----------
hereby designated as "Series A Preferred Stock" (hereinafter called the "Series A Preferred Stock") consisting initially of 400,000 shares. Shares of the Series A Preferred Stock shall rank prior to the Corporation's Common Stock, par value $.01 per share, upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to ("Junior Stock"), the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity ("Parity Stock") with the Series A Preferred Stock with respect thereto.

          2.  Dividends.  Except as otherwise set forth in this paragraph 2 the
              ---------
holders of the shares of Series A Preferred Stock shall not be entitled to receive dividends or other distributions other than such dividends or other distributions as are declared by the Board of Directors of the Company. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

          3.  Redemption.
              ----------

          (a) Optional Redemption.  The Series A Preferred Stock may be
              -------------------
redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in subparagraph 3(b), below, at the redemption price of $100.00 per share of Series A Preferred Stock (the "Redemption Price").

          In the event that at any time less than all of the Series A Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected by lot or pro rata, except that if the redemption is pro rata, the Corporation may redeem all shares of Series A Preferred Stock held by all holders of 100 or fewer shares as may be specified by the Corporation.

          (b) Mandatory Redemption.  Upon the sale of the Corporation, whether
              --------------------
such sale is effected by the consolidation or merger of the Corporation with or into another corporation or corporations, the sale of all or substantially all of the Corporation's assets, or the sale or exchange of stock representing at least eighty percent (80%) of the voting power of the stock of the Corporation, in terms of number of votes for the election of directors, the Corporation, if permitted by law and under the Corporation's agreements, shall redeem all remaining outstanding shares of the Series A Preferred Stock at a redemption price per share equal to the Redemption Price.

          (c) Notice of Redemption.  Notice of any redemption pursuant to this
              --------------------
paragraph 3 shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder of record of the Series A Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (i) the date fixed for such redemption, (ii) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment and (iii) the Redemption Price. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

          If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in Los Angeles, California and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall, notwithstanding that any certificate for shares of Series A Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Series A Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

          (d) Status of Shares.  Shares of Series A Preferred Stock redeemed,
              ----------------
purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Series A Preferred Stock.

          4.  Priority on Redemption.  The Corporation shall not, directly or
              ----------------------
indirectly, redeem or purchase or otherwise acquire for value any Junior Stock (except for Common Stock pursuant to the provisions of that certain Stock Purchase and Stockholders Agreement dated as of September 30, 1992 among the Corporation and the Stockholders named therein) or Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Series A Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Series A Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the Date of such subsequent redemption).

          5.  Liquidation Preference.
              ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

          If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          6.  Voting Rights.  Except as otherwise required by law, the holders
              -------------
of the Series A Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series A Preferred Stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Frederick J. Warren, its Chairman of the Board, and attested by William H. Matthes, its Assistant Secretary, this 14th day of October, 1992.

          Attest:


/s/ William M. Matthes                    /s/ Frederick J. Warren
- -------------------------                 ---------------------------
Assistant Secretary                       Chairman of the Board

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            THE STICKS GROUP, INC.

     THE STICKS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That, by written consent of the Board of Directors of the Corporation as of October 13, 1992, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing its officers to submit said amendments to the sole stockholder of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that Article 1 of the Corporation's Certificate of Incorporation be amended to read as follows:

          "1. The name of the corporation is:

               Cobblestone Golf Group, Inc."

          RESOLVED FURTHER, that Article 4 of the Corporation's Certificate of Incorporation be amended to read as follows:

          "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Hundred Fifty Thousand (650,000), consisting of Two Hundred Thousand (200,000) shares of Common Stock, par value $.01 per share,and Four Hundred

     Fifty Thousand (450,000) shares of Preferred Stock, par value
     $.01 per share.

          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions (including without limitation voting rights) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

     SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of Common Stock of the Corporation, the necessary number of shares required by statute were voted in favor of the amendments. No shares of Preferred Stock have been issued.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, THE STICKS GROUP, INC. has caused this certificate to be signed by Frederick J. Warren, its Chairman of the Board, and attested by William M. Matthes, its Assistant Secretary, this 13th day of October, 1992.

                                  THE STICKS GROUP, INC.

                              By: /s/ Frederick J. Warren
                                  -------------------------
                                      Frederick J. Warren,
                                      Chairman of the Board

ATTEST:

/s/ William M. Matthes
- ----------------------
    William M. Matthes,
    Assistant Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                            THE STICKS GROUP, INC.

          1. The name of the corporation is:

                            The Sticks Group, Inc.

          2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Hundred Fifty Thousand (650,000), consisting of Two Hundred Thousand (200,000) shares of common stock, par value $.01 per share, and Four Hundred Fifty Thousand (450,000) shares of Preferred Stock, par value $1.00 per share.


          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions (including without limitation voting rights) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          5.   The name and mailing address of the incorporator is:

                    Victoria C. Phelps
                    Latham & Watkins
                    633 West Fifth Street
                    Suite 4000
                    Los Angeles, California 90071

          6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

          7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

          8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of August, 1992.

                                                 /s/ Victoria C. Phelps
                                                 -------------------------------
                                                 Victoria C. Phelps

                                       3